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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 22, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 22, 2002 of Eagle Bancshares, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP
by Robert L. Fleshman


cc:  Ms. Shelia E. Ray,
     Chief Financial Officer, Eagle Bancshares, Inc.